As filed with the Securities and Exchange Commission on July 28, 2016.

Registration No. 811-21852

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 157	☒

(Check Appropriate Box or Boxes)

COLUMBIA FUNDS SERIES TRUST II

(Exact Name of Registrant as Specified in Charter)

225 Franklin Street, Boston, Massachusetts 02110

(Address of Principal Executive Officers) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 345-6611

Christopher O. Petersen, Esq.

c/o Columbia Management Investment Advisers, LLC

225 Franklin Street

Boston, Massachusetts 02110

(Name and Address of Agent for Service)

EXPLANATORY NOTE

This Amendment to the Registration Statement is being filed on behalf of Columbia Short-Term Cash Fund (the Fund) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. The Fund’s shares are not registered under the Securities Act of 1933, as amended (the 1933 Act) because the shares are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Fund may be made only by investment companies, common or commingled trust funds, or similar organizations or persons that are accredited investors within the meaning of Regulation D under the 1933 Act. This Amendment to the Registration Statement filed on behalf of the Fund does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

Part A and Part B to the Registration Statement for the Fund, each dated December 1, 2015, were previously filed in connection with Amendment No. 145 to the Registration Statement and are incorporated by reference into this Amendment to the Registration Statement. In addition, the annual report for the Fund, which includes the Fund’s audited financial statements for the fiscal year ended July 31, 2015, is incorporated by reference into this Amendment to the Registration Statement.

This Amendment to the Registration Statement supplements Part A (the prospectus) and Part B (the Statement of Additional Information (SAI)) for the Fund as follows:

Supplement dated July 28, 2016
to the Prospectus and Statement of Additional Information (SAI) of the following Fund:
Fund	Prospectus & SAI Dated
Columbia Funds Series Trust II
Columbia Short-Term Cash Fund (the Fund)	12/1/2015
In connection with amendments to the rules that govern money market funds, the Board of Trustees of the Fund approved a recommendation made by the Fund's investment manager, Columbia Management Investment Advisers, LLC, to retain the Fund's structure as an institutional prime money market fund. As a result, effective on or about October 1, 2016 (the Effective Date), the Fund will begin pricing its shares with a floating net asset value (NAV) and will be subject to potential liquidity fees and redemption gates. Accordingly, the following changes will hereby be made to the Fund's Prospectus and SAI on the Effective Date:
As of the Effective Date, the third paragraph under the caption "Purchase and Sale of Fund Shares" in the "Summary of the Fund" section of the Prospectus is hereby superseded and replaced with the following:
The Fund will calculate its net asset value to four decimals (e.g., $1.0000) using market-based pricing and will operate with a floating NAV. Although the Fund is a money market fund, the NAV of the Fund will fluctuate with changes in the values of the Fund’s portfolio securities. As a result, the Fund’s NAV may be below $1.0000.
Shares are redeemable – they may be sold back to the Fund on any day on which the Fund is open for business. Redemption requests must be received in good order from an authorized individual. The Fund may impose a fee upon the redemption of Fund shares or may temporarily suspend the ability to sell shares if the Fund's liquidity falls below required minimums because of market conditions or other factors.
The rest of the section remains the same.
As of the Effective Date, the information under the caption "Principal Investment Strategies" in the "More Information About the Fund" section of the Prospectus is hereby superseded and replaced with the following:
The Fund’s assets primarily are invested in money market instruments, such as marketable debt obligations issued by corporations or the U.S. Government, its agencies or instrumentalities, bank certificates of deposit, bankers’ acceptances, letters of credit, commercial paper, including asset-backed commercial paper, and repurchase agreements. The Fund may invest more than 25% of its total assets in money market instruments issued by U.S. banks, U.S. branches of foreign banks and U.S. Government securities in the event that such investments would be appropriate for the Fund in seeking to achieve its objective, including, for example, if the interest rate environment is such that these investments are expected to provide higher rates of return than other money market instruments. The Fund may invest less than 25% in such investments if the interest rate environment is such that other money market instruments are expected to provide a higher rate of return. Additionally, the Fund may invest up to 35% of its total assets in U.S. dollar-denominated foreign investments. The Fund may invest in privately placed and other securities or instruments that are purchased and sold pursuant to Rule 144A or other exemptions under the Securities Act of 1933, as amended (the 1933 Act), subject to liquidity determinations and certain regulatory restrictions.
Although the Fund’s shares are priced with a floating NAV (effective October 1, 2016), capital appreciation is not expected to play a role in the Fund’s return. The Fund’s yield generally will vary from day to day.
The Fund restricts its investments to instruments that meet certain maturity and quality standards required by the SEC for money market funds. For example, the Fund:
■	Buys securities determined to be present minimal credit risk by Columbia Management Investment Advisers, LLC (the Investment Manager).
■	Limits its U.S. dollar-weighted average portfolio maturity to 60 days or less and its U.S. dollar-weighted average life to 120 days or less.
■	Buys obligations with remaining maturities of 397 days or less (as maturity is calculated by SEC rules governing the operation of money market funds).
■	Buys only obligations that are denominated in U.S. dollars.
SUP224_07_003_(07/16)

In pursuit of the Fund’s objective, the Investment Manager observes the macro environment to set a framework for portfolio construction, including looking for positive and negative trends in the economy and market. The Investment Manager conducts top-down research seeking to identify attractive industries, sectors and/or sub-sectors, and bottom-up, fundamental research to select investments. The Investment Manager:
■	Considers opportunities and risks given current interest rates and anticipated interest rates.
■	Purchases securities based on the timing of cash flows in and out of the Fund.
■	Considers the impact of the purchase on the Fund’s average maturity and duration.
■	Considers a security’s yield, relative value and credit characteristics.
In evaluating whether to sell a security, the Investment Manager considers, among other factors, whether in its view:
■	The issuer’s credit quality declines or the Investment Manager expects a decline (the Fund, in certain cases, may continue to own securities that have declined in credit quality until the Investment Manager believes it is advantageous to sell).
■	The issuer’s fundamentals are deteriorating.
■	Political, economic, or other events could affect the issuer’s performance.
■	There are more attractive opportunities.
■	The issuer or the security continues to meet the other standards described above.
As of the Effective Date, the information under the caption "Principal Risks" in the "More Information About the Fund" section of the Prospectus is hereby revised to delete reference to Money Market Fund Risk and Regulatory Risk - Money Market Funds, to supersede and replace the first paragraph under the caption "Principal Risks" with the following and to add Repurchase Agreements Risk to the list of existing risks:
You could lose money by investing in the Fund. Because the share price of the Fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them. The Fund may impose a fee upon the redemption of your shares or may temporarily suspend your ability to sell shares if the Fund’s liquidity falls below required minimums because of market conditions or other factors. An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor or any person will provide financial support to the Fund at any time.
Repurchase Agreements  Risk. Repurchase agreements are agreements in which the seller of a security to the Fund agrees to repurchase that security from the Fund at a mutually agreed upon price and time. Repurchase agreements carry the risk that the counterparty may not fulfill its obligations under the agreement. This could cause the Fund's income and the value of your investment in the Fund to decline.
The rest of the section remains the same.
As of the Effective Date, the last paragraph under the caption "Share Price Determination" in the "Buying and Selling Fund Shares" section of the Prospectus is hereby superseded and replaced with the following:
Debt securities are typically valued using a readily available market price or market-based price. If such a price is not readily available or is deemed not to reflect market value, the Fund will determine the price of a portfolio security based on a determination of the security’s fair value pursuant to a policy approved by the Fund’s Board. Fair valuation may have the effect of reducing stale pricing arbitrage opportunities presented by the pricing of Fund shares. However, when the Fund uses fair valuation to price securities, it may value those securities higher or lower than another fund would have priced the security. Because of the judgment involved in fair valuation decisions, there can be no assurance that the value ascribed to a particular security is accurate.
The rest of the section remains the same.
As of the Effective Date, the information under the caption "Buying Shares" in the "Buying and Selling Fund Shares" section of the Prospectus is hereby revised to include the following:
The Fund will calculate its net asset value to four decimals (e.g., $1.0000) using market-based pricing and will operate with a floating NAV. Although the Fund is a money market fund, the NAV of the Fund will fluctuate with changes in the values of the Fund’s portfolio securities. As a result, the Fund’s NAV may be below $1.0000.
The rest of the section remains the same.

SUP224_07_003_(07/16)

As of the Effective Date, the information under the caption "Selling Shares" in the "Buying and Selling Fund Shares" section of the Prospectus is hereby revised to include the following:
Liquidity Fees and Temporary Suspension of Redemptions
If, at any time, the Fund’s weekly liquid assets (as defined below) fall below 30% of its total assets and the Board determines it is in the best interests of the Fund, the Fund may impose a fee, at any time throughout the business day, of up to 2% of the value of all shares redeemed and/or temporarily suspend redemptions (sometimes referred to as imposing redemption gates) for up to 10 business days.
If, at the end of any business day, the Fund’s weekly liquid assets fall below 10% of its total assets, the Fund must impose a fee, as of the beginning of the next business day, of 1% of the value of all shares redeemed, unless the Board determines that imposing such a fee is not in the best interests of the Fund or the Board determines that a lower or higher fee (not to exceed 2% of the value of all shares redeemed) would be in the best interests of the Fund.
For purposes of these policies, weekly liquid assets generally include (i) cash; (ii) direct obligations of the U.S. Government; (iii) other government securities that have remaining maturity dates of 60 days or less; (iv) securities that will mature within 5 business days; and (v) amounts receivable and due unconditionally within 5 business days on pending sales of portfolio securities.
Liquidity fees and any temporary suspension of redemptions are most likely to be imposed, if at all, during times of extraordinary market stress. A liquidity fee would generally be implemented, if at all, after the Fund notifies shareholders that such fee will be imposed and will remain in effect until the Board determines that such fee is no longer in the best interests of the Fund; provided that, at the end of a business day, the Fund’s weekly liquid assets equal 30% or more of the Fund’s total assets, such fee will cease to exist effective as of the beginning of the next business day following such determination. Any temporary suspension of redemptions would generally be imposed prior to notification to shareholders. Such suspension may not be imposed for more than 10 business days in any rolling 90-day period. While redemptions are suspended, the Fund will not accept redemption orders until the suspension is lifted. Any pending redemption orders will be cancelled without further notice and any shareholder that wishes to redeem will need to submit a new redemption request after the suspension has been lifted.
The Fund will communicate imposing and lifting of liquidity fees and/or temporary suspension of redemptions through a supplement to its prospectus and SAI, and information will be made available on columbiathreadneedle.com/us.
While a fee or suspension is in place, the Fund may elect to not permit the purchase of Fund shares or to subject the purchase of shares to certain conditions, which may include affirming that the purchaser is aware that a liquidity fee or temporary suspension of redemption is in effect.
The Board may, in its discretion, permanently suspend redemptions and liquidate the Fund if, at the end of a business day, the Fund has less than 10% of its total assets in weekly liquid assets and the Board determines that it would not be in the best interests of the Fund to continue operating. Such Board determination may occur at any time without shareholder approval and/or at a time that may not be favorable to shareholders. Such liquidation could have negative tax consequences for shareholders. The Board may also determine to liquidate the Fund under other circumstances deemed in the best interests of shareholders.
The rest of the section remains the same.
As of the Effective Date, the fifth through ninth bulleted paragraphs under the caption "Taxes" in the "Distributions and Taxes" section of the Prospectus are hereby superseded and replaced with the following:
■	You can use one of two methods of tax accounting to recognize gains and losses on your Fund shares.
■	If you apply a Realization Method of accounting, a sale or redemption of Fund shares is a taxable event. This includes redemptions where you are paid in securities. Your capital gain or loss (if any) is generally equal to the difference between the amount you receive for your shares and the amount you paid for them. Any such capital gain or loss generally will be long-term capital gain or loss if you have held your Fund shares for more than one year at the time of sale. In certain circumstances, capital losses may be converted from short-term to long-term.
■	If you apply the NAV Method of accounting, you will realize taxable gain or loss (if any) on your Fund shares based on the net change in value of your Fund shares during each computation period. Your gain or loss during a computation period is equal to: (1) the value of your Fund shares at the end of the computation period, (2) minus the value of your Fund shares at the end of the preceding computation period (or, in the first NAV Method computation period, the adjusted basis of your Fund shares), (3) minus your net investment in Fund shares (purchases - redemptions) during the computation period. Any gain or loss realized during a computation period is recognized in your tax year that includes the last day of the computation period. If your Fund shares are capital assets, gain or loss is short-term capital gain or loss.

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■	The wash sale rules do not apply to losses from floating NAV money market funds shares, including shares of the Fund, regardless of which accounting method you elect to apply.
■	Money market funds, including the Fund, are not required to report sales or redemptions of shares to shareholders or the Internal Revenue Service (the IRS), so you should keep records sufficient to determine if you have any taxable gains or losses on your Fund shares.
■	The Fund is required by federal law to withhold tax on any taxable or tax-exempt distributions paid to you if: you have not provided a correct TIN or have not certified to the Fund that withholding does not apply; the IRS has notified us that the TIN listed on your account is incorrect according to its records; or the IRS informs the Fund that you are otherwise subject to backup withholding.
The rest of the section remains the same.
As of the Effective Date, the table under the heading "Types of Investments" in the "About Fund Investments" section of the SAI is hereby superseded and replaced with the following:

Type of Investment	Short-Term Cash Fund
Asset-Backed Securities	Yes
Bank Obligations (Domestic and Foreign)	Yes
Collateralized Bond Obligations	Yes
Commercial Paper	Yes
Common Stock	No
Convertible Securities	No
Corporate Debt Securities	Yes
Custody Receipts and Trust Certificates	Yes
Debt Obligations	Yes (a)
Depositary Receipts	No
Derivatives	Yes (b)
Dollar Rolls	No
Exchange-Traded Notes	No
Foreign Currency Transactions	No
Foreign Securities	Yes
Guaranteed Investment Contracts (Funding Agreements)	Yes
High-Yield Securities	No
Illiquid Securities	Yes
Inflation-Protected Securities	Yes
Initial Public Offerings	Yes
Inverse Floaters	No
Investments in Other Investment Companies (Including ETFs)	Yes
Listed Private Equity Funds	No
Money Market Instruments	Yes
Mortgage-Backed Securities	Yes
Municipal Securities	Yes
Participation Interests	No
Partnership Securities	No
Preferred Stock	No
Private Placement and Other Restricted Securities	Yes
Real Estate Investment Trusts	No
Repurchase Agreements	Yes
Reverse Repurchase Agreements	Yes
Short Sales	No
Sovereign Debt	Yes
Standby Commitments	Yes

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Type of Investment	Short-Term Cash Fund
U.S. Government and Related Obligations	Yes
Variable- and Floating-Rate Obligations	Yes (c)
Warrants and Rights	No
(a)	The Fund is not permitted to invest in when-issued, delayed delivery and forward commitment transactions.
(b)	The only derivative type investments that the Fund is permitted to invest in are structured investments.
(c)	The Fund is not permitted to invest in floating rate loans.
As of the Effective Date, the first paragraph under the heading "Information Regarding Risks" in the "About Fund Investments" section of the SAI is hereby superseded and replaced with the following:
The following is a summary of risks of investing in the Funds and the risk characteristics associated with the various investment instruments available to the Funds for investment. A Fund’s risk profile is largely defined by the Fund’s primary portfolio holdings and principal investment strategies (for the description of a Fund’s principal investment strategies and principal risks, please see that Fund’s prospectus). However, the Funds are allowed to use securities, instruments, other assets and investments, strategies and techniques other than those described in the Fund’s principal investment strategies, subjecting the Fund to the risks associated with these securities, instruments, other assets and investments, strategies and techniques.
Because the share price of the Fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them, The Fund may impose a fee upon the redemption of your shares or may temporarily suspend your ability to sell shares if the Fund's liquidity falls below required minimums because of market conditions or other factors. An investment in the Fund is not insured or guaranteed by the FDIC or any other government agency. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor or any person will provide financial support to the Fund at any time. One or more of the following risks may be associated with investment in a Fund at any time:
The rest of the section remains the same.
As of the Effective Date, the following subsection entitled "Liquidity Fees and Temporary Suspension of Redemptions" is hereby added to the "Other Practices" section of the SAI:
Liquidity Fees and Temporary Suspension of Redemptions
If, at any time, the Fund’s weekly liquid assets (as defined below) fall below 30% of its total assets and the Board determines it is in the best interests of the Fund, the Fund may impose a fee, at any time throughout the business day, of up to 2% of the value of all shares redeemed and/or temporarily suspend redemptions (sometimes referred to as imposing redemption gates) for up to 10 business days.
If, at the end of any business day, the Fund’s weekly liquid assets fall below 10% of its total assets, the Fund must impose a fee, as of the beginning of the next business day, of 1% of the value of all shares redeemed, unless the Board determines that imposing such a fee is not in the best interests of the Fund or the Board determines that a lower or higher fee (not to exceed 2% of the value of all shares redeemed) would be in the best interests of the Fund.
For purposes of these policies, weekly liquid assets generally include (i) cash; (ii) direct obligations of the U.S. Government; (iii) other government securities that have remaining maturity dates of 60 days or less; (iv) securities that will mature within 5 business days; and (v) amounts receivable and due unconditionally within 5 business days on pending sales of portfolio securities.
Liquidity fees and any temporary suspension of redemptions are most likely to be imposed, if at all, during times of extraordinary market stress. A liquidity fee would generally be implemented, if at all, after the Fund notifies shareholders that such fee will be imposed and will remain in effect until the Board determines that such fee is no longer in the best interests of the Fund; provided that, at the end of a business day, the Fund’s weekly liquid assets equal 30% or more of the Fund’s total assets, such fee will cease to exist effective as of the beginning of the next business day following such determination. Any temporary suspension of redemptions would generally be imposed prior to notification to shareholders. Such suspension may not be imposed for more than 10 business days in any rolling 90-day period. While redemptions are suspended, the Fund will not accept redemption orders until the suspension is lifted. Any pending redemption orders will be cancelled without further notice and any shareholder that wishes to redeem will need to submit a new redemption request after the suspension has been lifted.
While a fee or suspension is in place, the Fund may elect to not permit the purchase of Fund shares or to subject the purchase of shares to certain conditions, which may include affirming that the purchaser is aware that a liquidity fee or temporary suspension of redemption is in effect.

SUP224_07_003_(07/16)

The Board may, in its discretion, permanently suspend redemptions and liquidate the Fund if, at the end of a business day, the Fund has less than 10% of its total assets in weekly liquid assets and the Board determines that it would not be in the best interests of the Fund to continue operating. Such Board determination may occur at any time without shareholder approval and/or at a time that may not be favorable to shareholders. Such liquidation could have negative tax consequences for shareholders. The Board may also determine to liquidate the Fund under other circumstances deemed in the best interests of shareholders.
Communication of Liquidity Fee and/or Temporary Suspension of Redemptions. The Fund will communicate imposing and lifting of liquidity fees and/or temporary suspension of redemptions through a supplement to its prospectus and SAI, and information will be made available on columbiathreadneedle.com/us. The Fund will also disclose in this SAI any occasions on which (i) the Fund has invested less than 10% of its total assets in weekly liquid assets and with respect to each such occasion whether the Board determined to impose a liquidity fee and/or temporarily suspend redemptions or (ii) the Fund has invested less than 30%, but more than 10%, of its total assets in weekly liquid assets and the Board has determined to impose a liquidity fee and/or temporarily suspend redemptions. The Fund is required to disclose additional information about any such event on Form N-CR and to file this form with the SEC. Any Form N-CR filing submitted by the Fund is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov.
Disclosure of Financial Support. The Fund is required to disclose any occasions (beginning on October 1, 2016) on which an affiliated person, promoter or principal underwriter of the Fund, or an affiliated person of such person, provided any form of financial support to the Fund. For these purposes, the term ‘‘financial support’’ includes any capital contribution, purchase of a security from the Fund in reliance on Rule 17a–9 under the 1940 Act, purchase of any defaulted or devalued security at par, execution of letter of credit or letter of indemnity, capital support agreement (whether or not the Fund ultimately received support), performance guarantee, or any other similar action reasonably intended to increase or stabilize the value or liquidity of the Fund’s portfolio; excluding, however, any routine waiver of fees or reimbursement of Fund expenses, routine inter-fund lending, routine inter-fund purchases of Fund shares, or any action that would qualify as financial support as defined above, that the Board has otherwise determined not to be reasonably intended to increase or stabilize the value or liquidity of the Fund’s portfolio. The Fund is required to disclose additional information about the receipt of any such financial support on Form N-CR and to file this form with the SEC. Any Form N-CR filing submitted by the Fund is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov.
The rest of the section remains the same.
As of the Effective Date, the information under the caption "Purchase of Shares" in the subsection "Purchase and Redemption" in the "Purchase, Redemption and Pricing of Shares" section of the SAI is hereby revised to include the following as the final paragraph:
Effective on October 1, 2016, the Fund will begin pricing its shares with a floating NAV, calculated using market-based values. Prior to such date, the Fund sought to maintain a stable NAV of $1.00 per share.
As of the Effective Date, the information under the caption "Redemption of Shares" in the subsection "Purchase and Redemption" in the "Purchase, Redemption and Pricing of Shares" section of the SAI is hereby revised to include the following as the fourth paragraph:
Under certain circumstances the Fund may impose a fee of up to 2% of the value of all shares redeemed and/or temporarily suspend redemptions for up to 10 business days. See Other Practices – Liquidity Fees and Temporary Suspension of Redemptions for more information.
As of the Effective Date, the first six paragraphs under the subsection "Offering Price" in the "Purchase, Redemption and Pricing of Shares" section of the SAI are hereby superseded and replaced with the following:
On October 1, 2016, the Fund will sell and redeem shares rounded to the fourth decimal place (e.g., $1.0000).
The share price of the Fund is based on the Fund’s net asset value (NAV) per share, which is calculated as of the close of regular trading on the NYSE (which is usually 4:00 p.m. Eastern Time unless the NYSE closes earlier for scheduled or for unforeseen reasons) on each day the Fund is open for business, unless the Board determines otherwise. The Fund does not value its shares on days that the NYSE is closed.
The value of each Fund’s portfolio securities is determined in accordance with the Trust’s valuation procedures, which are approved by the Board. Except as described below under “Fair Valuation of Portfolio Securities,” the Fund’s portfolio securities are typically valued using the following methodologies:

SUP224_07_003_(07/16)

Fixed Income Securities. The value of debt securities is the market price, which may be obtained from a pricing service or, if a market-based price is not available from a pricing service, a bid quote from a broker-dealer. Short-term variable rate demand notes are typically valued at their par value. Other debt securities are typically valued using an evaluated bid provided by a pricing service. If pricing information is unavailable from a pricing service or is not believed to be reflective of market value, then a bid quote from a broker-dealer may be used to value the securities. Newly issued debt securities may be valued at purchase price for up to two days following purchase or at fair value if the purchase price is not believed to be reflective of market value.
Repurchase and Reverse Repurchase Agreements. Repurchase and reverse repurchase agreements are generally valued at a price equal to the amount of cash invested in the repurchase agreement, or borrowed in the reverse repurchase agreement, respectively, at the time of valuation.
Private Placement Securities. Private placement securities requiring fair valuation are typically valued utilizing prices from broker-dealers or using internal analysis and any issuer-provided financial information.
The rest of the section remains the same.
As of the Effective Date, the caption "Sales and Dispositions of Fund Shares" and the information beneath it, in the "Taxation" section of the SAI is hereby superseded and replaced with the following:
Gains and Losses on Fund Shares
Shareholders can use either a Realization Method of tax accounting or the NAV Method of tax accounting to recognize taxable gains and losses on Fund shares.
If a shareholder applies a Realization Method of accounting, and sells or redeems his or her Fund shares, the shareholder generally will realize a taxable capital gain or loss on the difference (if any) between the amount received for the shares and the shareholder’s tax basis in the shares. This gain or loss will be long-term capital gain or loss if the shareholder has held (or is deemed to have held) such Fund shares for more than one year at the time of the sale, and short-term capital gain or loss otherwise.
If a shareholder receives a Capital Gain Dividend or is deemed to receive a distribution of long-term capital gain with respect to any Fund share and such Fund share is held or treated as held for six months or less, then (unless otherwise disallowed) any loss on the sale of that Fund share will be treated as a long-term capital loss to the extent of the Capital Gain Dividend or deemed long-term capital gain distribution.
A shareholder choosing the NAV Method of accounting will realize taxable gain or loss (if any) on the shareholder’s Fund shares based on the net change in value of the shareholder’s Fund shares during each computation period. A shareholder’s gain or loss during a computation period is equal to: (1) the value of the shareholder’s Fund shares at the end of the computation period, (2) minus the value of the shareholder’s Fund shares at the end of the preceding computation period (or, in the first NAV Method computation period, the adjusted basis of the shareholder’s Fund shares), (3) minus the shareholder’s net investment in Fund shares (purchases - redemptions) during the computation period. A shareholder can generally use any computation period for purposes of the NAV Method, provided that every day of the shareholder’s taxable year falls within one (and only one) computation period, and each computation period contains days from only one taxable year. Gain or loss is short-term capital gain or loss if the shareholder holds the Fund shares as capital assets. Any gain or loss realized during a computation period is recognized in the shareholder’s tax year that includes the last day of the computation period. Additional rules apply to regulated investment companies that hold Fund shares and apply the NAV Method.
Shareholders who have adopted either the Realization Method of accounting or the NAV method of accounting for gains and losses on their Fund shares may need to apply with the IRS before changing to the other method of accounting.
Generally, if a shareholder in a mutual fund realizes a loss on a disposition of shares, the loss will be disallowed under “wash sale” rules to the extent that the shareholder purchases (including through the reinvestment of dividends) substantially identical shares within the 61-day period beginning 30 days before and ending 30 days after the disposition. Any disallowed loss generally will be reflected in an adjustment to the tax basis of the purchased shares. However, these wash sale rules do not apply to losses resulting from holding, selling, or redeeming floating NAV money market funds shares, including shares of the Fund.
Money market funds, including the Fund, are not required to report sales or redemptions of shares to shareholders or to the Internal Revenue Service (the IRS), so shareholders should keep records sufficient to determine their gains and losses on their Fund shares. Money market funds, including the Fund, that transfer shares to other brokers, are not required to send tax information to the receiving broker, and are not required to prepare or publish issuer statements for corporate actions that may affect a shareholder’s basis in Fund shares.
The rest of the section remains the same.

SUP224_07_003_(07/16)

PART C. OTHER INFORMATION

Item 28. Exhibits

(a)(1)	Agreement and Declaration of Trust effective January 27, 2006, is incorporated by reference to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)), filed on February 8, 2006.

(a)(2)	Amendment No. 1 to the Agreement and Declaration of Trust, dated September 11, 2007, is incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(2)), filed on October 2, 2007.

(a)(3)	Amendment No. 2 to the Agreement and Declaration of Trust, dated January 8, 2009, is incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(3)), filed on January 27, 2009.

(a)(4)	Amendment No. 3 to the Agreement and Declaration of Trust, dated August 9, 2010, is incorporated by reference to Post-Effective Amendment No. 19 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(4)), filed on March 4, 2011.

(a)(5)	Amendment No. 4 to the Agreement and Declaration of Trust, dated January 13, 2011, is incorporated by reference to Post-Effective Amendment No. 19 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(5)), filed on March 4, 2011.

(a)(6)	Amendment No. 5 to the Agreement and Declaration of Trust, dated April 14, 2011, is incorporated by reference to Post-Effective Amendment No. 33 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(6)), filed on July 29, 2011.

(a)(7)	Amendment No. 6 to the Agreement and Declaration of Trust, dated January 12, 2012, is incorporated by reference to Post-Effective Amendment No. 52 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(7)), filed on February 24, 2012.

(a)(8)	Amendment No. 7 to the Agreement and Declaration of Trust, dated December 12, 2012, is incorporated by reference to Post-Effective Amendment No. 87 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(8)), filed on May 30, 2013.

(a)(9)	Amendment No. 8 to the Agreement and Declaration of Trust, dated November 20, 2013, is incorporated by reference to Post-Effective Amendment No. 99 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(9)), filed on November 27, 2013.

(a)(10)	Amendment No. 9 to the Agreement and Declaration of Trust, dated April 11, 2014, is incorporated by reference to Post-Effective Amendment No. 107 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(10)), filed on April 23, 2014.

(a)(11)	Amendment No. 10 to the Agreement and Declaration of Trust, dated June 17, 2014, is incorporated by reference to Post-Effective Amendment No. 112 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(11)), filed on June 27, 2014.

(a)(12)	Amendment No. 11 to the Agreement and Declaration of Trust, dated September 15, 2014, is incorporated by reference to Post-Effective Amendment No. 118 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(12)), filed on September 26, 2014.

(a)(13)	Amendment No. 12 to the Agreement and Declaration of Trust, dated January 28, 2015, is incorporated by reference to Post-Effective Amendment No. 125 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(13)), filed on February 27, 2015.

(a)(14)	Amendment No. 13 to the Agreement and Declaration of Trust, dated April 14, 2015, is incorporated by reference to Post-Effective Amendment No. 128 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(14)), filed on May 28, 2015.

(a)(15)	Amendment No. 14 to the Agreement and Declaration of Trust, dated December 15, 2015, is incorporated by reference to Post-Effective Amendment No. 139 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(15)), filed on December 21, 2015.

(a)(16)	Amendment No. 15 to the Agreement and Declaration of Trust, dated April 19, 2016, is incorporated by reference to Post-Effective Amendment No. 143 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(16)), filed on May 27, 2016.

(a)(17)	Amendment No. 16 to the Agreement and Declaration of Trust, dated June 14, 2016, is incorporated by reference to Post-Effective Amendment No. 145 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(17)), filed on June 27, 2016.

(b)	By-laws as amended February 10, 2016, are incorporated by reference to Post-Effective Amendment No. 143 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (b)), filed on May 27, 2016.

(c)	Stock Certificate: Not Applicable.

(d)(1)	Management Agreement (amended and restated), dated April 25, 2016, between Columbia Management Investment Advisers, LLC, the Registrant, Columbia Funds Series Trust and Columbia Funds Variable Series Trust II, is incorporated by reference to Post-Effective Amendment No. 50 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (d)(1)), filed on April 28, 2016.

(d)(2)	Schedule A and Schedule B, effective July 1, 2016, to the Management Agreement between Columbia Management Investment Advisers, LLC, the Registrant, Columbia Funds Series Trust and Columbia Funds Variable Series Trust II, effective April 25, 2016, are incorporated by reference to Post-Effective Amendment No. 145 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (d)(2)), filed on June 27, 2016.

(d)(3)	Management Agreement between Columbia Management Investment Advisers, LLC and CCSF Offshore Fund, Ltd., a wholly-owned subsidiary of Columbia Commodity Strategy Fund, a series of the Registrant, effective October 1, 2015, is incorporated by reference to Post-Effective Amendment No. 134 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (d)(6)), filed on September 28, 2015.

(d)(4)	Subadvisory Agreement between Columbia Management Investment Advisers, LLC and Dimensional Fund Advisors, L.P., dated September 23, 2011, last amended December 5, 2013, is incorporated by reference to Post-Effective Amendment No. 39 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (d)(9)), filed on May 15, 2014.

(d)(5)	Amendment No. 2, as of June 5, 2014, to the Subadvisory Agreement, dated September 23, 2011, amended December 5, 2013, between Columbia Management Investment Advisers, LLC and Dimensional Fund Advisors, L.P., is incorporated by reference to Post-Effective Amendment No. 41 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (d)(10)), filed on August 20, 2014.

(d)(6)	Amended and Restated Subadvisory Agreement between Columbia Management Investment Advisers, LLC and Threadneedle International Limited, dated June 11, 2008, last amended January 16, 2013, is incorporated by reference to Post-Effective Amendment No. 39 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (d)(27)), filed on May 15, 2014.

(e)(1)	Distribution Agreement between Columbia Management Investment Distributors, Inc. and the Registrant, dated March 1, 2016 is incorporated by reference to Post-Effective Amendment No. 143 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (e)(1)), filed on May 27, 2016.

(e)(2)	Schedule I, as of March 1, 2016, and Schedule II, as of September 7, 2010, to the Distribution Agreement between Columbia Management Investment Distributors, Inc. and the Registrant, dated March 1, 2016, are incorporated by reference to Post-Effective Amendment No. 143 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (e)(2)), filed on May 27, 2016.

(e)(3)	Form of Mutual Fund Sales Agreement is incorporated by reference to Post-Effective Amendment No. 63 to Registration Statement No. 2-72174 of RiverSource Bond Series, Inc. on Form N-1A (Exhibit (e)(2)), filed on July 9, 2010.

(f)	Deferred Compensation Plan, adopted as of December 31, 2011, is incorporated by reference to Post-Effective Amendment No. 52 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (f)), filed on February 24, 2012.

(g)(1)	Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011, is incorporated by reference to Post-Effective Amendment No. 39 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (g)(1)), filed on May 15, 2014.

(g)(2)	Addendum (related to Columbia Commodity Strategy Fund), dated July 15, 2011, Addendum (related to Columbia Flexible Capital Income Fund), dated July 15, 2011, Addendum (related to Columbia Active Portfolios – Diversified Equity Income Fund, now known as Active Portfolios® Multi-Manager Value Fund), dated March 9, 2012, and Addendum (related to Columbia Mortgage Opportunities Fund), dated March 7, 2014, to the Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011, are incorporated by reference to Post-Effective Amendment No. 109 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (g)(2)), filed on May 30, 2014.

(g)(3)	Side letter (related to the China Connect Service on behalf of Columbia Global Opportunities Fund), dated December 19, 2014, to the Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011, is incorporated by reference to Post-Effective Amendment No. 125 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (g)(3)), filed on February 27, 2015.

(h)(1)	Transfer and Dividend Disbursing Agent Agreement between Columbia Management Investment Services Corp. and the Registrant, dated March 1, 2016, is incorporated by reference to Post-Effective Amendment No. 143 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(1)), filed on May 27, 2016.

(h)(2)	Schedule A, effective March 1, 2016 and Schedule B, effective October 1, 2015, to the Transfer and Dividend Disbursing Agent Agreement, dated March 1, 2016, between Columbia Management Investment Services Corp. and the Registrant, are incorporated by reference to Post-Effective Amendment No. 143 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(2)), filed on May 27, 2016.

(h)(3)	Plan Administration Services Agreement between Columbia Management Investment Services Corp. and the Registrant, dated December 1, 2006, amended and restated September 13, 2012, is incorporated by reference to Post-Effective Amendment No. 107 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(5)), filed on April 23, 2014.

(h)(4)	Exhibit A, as of May 1, 2015, to the Plan Administration Services Agreement between Columbia Management Investment Services Corp. and the Registrant, dated December 1, 2006, amended and restated September 13, 2012, is incorporated by reference to Post-Effective Amendment No. 128 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(7)), filed on May 28, 2015.

(h)(5)	Amended and Restated Fee Waiver and Expense Cap Agreement, effective July 1, 2016, by and among Columbia Management Investment Advisers, LLC, Columbia Management Investment Distributors, Inc., Columbia Management Investment Services Corp., the Registrant, Columbia Funds Series Trust and Columbia Funds Variable Series Trust II, is incorporated by reference to Post-Effective Amendment No. 145 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(5)), filed on June 27, 2016.

(h)(6)	Schedule A, as of July 1, 2016, to the Amended and Restated Fee Waiver and Expense Cap Agreement, effective July 1, 2016, by and among Columbia Management Investment Advisers, LLC, Columbia Management Investment Distributors, Inc., Columbia Management Investment Services Corp., the Registrant, Columbia Funds Series Trust and Columbia Funds Variable Series Trust II, is incorporated by reference to Post-Effective Amendment No. 145 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(6)), filed on June 27, 2016.

(h)(7)	Agreement and Plan of Reorganization, dated December 20, 2010, is incorporated by reference to Post-Effective Amendment No. 15 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (h)(9)), filed on April 29, 2011.

(h)(8)	Agreement and Plan of Reorganization, dated October 9, 2012, is incorporated by reference to Post-Effective Amendment No. 87 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(6)), filed on May 30, 2013.

(h)(9)	Agreement and Plan of Redomiciling, dated December 20, 2010, is incorporated by reference to Post-Effective Amendment No. 15 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (h)(10)), filed on April 29, 2011.

(h)(10)	Agreement and Plan of Reorganization, dated December 17, 2015, is incorporated by reference to Registration Statement No. 333-208706 of Columbia Funds Series Trust on Form N-14 (Exhibit (4)), filed on December 22, 2015.

(h)(11)	Amended and Restated Credit Agreement as of December 9, 2014, is incorporated by reference to Post-Effective Amendment No. 225 to Registration Statement No. 2-99356 of Columbia Funds Series Trust I on Form N-1A (Exhibit (h)(14)), filed on April 16, 2015.

(h)(12)	Restated Credit Agreement, as of December 8, 2015, is incorporated by reference to Post-Effective Amendment No. 256 to Registration Statement No. 2-99356 of Columbia Funds Series Trust I on Form N-1A (Exhibit (h)(9)(i)), filed on April 11, 2016.

(i)	Opinion and consent of counsel as to the legality of the securities being registered: Omitted pursuant to Form N-1A instructions.

(j)	Consent of Independent Registered Public Accounting Firm: Omitted pursuant to Form N-1A instructions.

(k)	Omitted Financial Statements: Omitted pursuant to Form N-1A instructions.

(l)	Initial Capital Agreement: Not Applicable.

(m)(1)	Plan of Distribution and Amended and Restated Agreement of Distribution between Columbia Management Investment Distributors, Inc. and the Registrant, dated November 7, 2008, amended and restated September 27, 2010, is incorporated by reference to Post-Effective Amendment No. 107 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (m)(1)), filed on April 23, 2014.

(m)(2)	Schedule A, dated May 1, 2015, to the Plan of Distribution and Amended and Restated Agreement of Distribution between Columbia Management Investment Distributors, Inc. and the Registrant, dated November 7, 2008, amended and restated September 27, 2010, is incorporated by reference to Post-Effective Amendment No. 128 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (m)(2)), filed on May 28, 2015.

(m)(3)	Shareholder Services Plan (Class T Shares) is incorporated by reference to Post-Effective Amendment No. 130 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (m)(3)), filed on June 26, 2015.

(m)(4)	Shareholder Servicing Plan Implementation Agreement (Class T Shares) is incorporated by reference to Post-Effective Amendment No. 130 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (m)(4)), filed on June 26, 2015.

(m)(5)	Schedule I, effective December 1, 2014, to Shareholder Servicing Plan Implementation Agreement (Class T Shares) is incorporated by reference to Post-Effective Amendment No. 120 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (m)(5)), filed on November 25, 2014.

(n)	Rule 18f – 3 Multi-Class Plan, amended and restated as of June 1, 2016, is incorporated by reference to Post-Effective Amendment No. 143 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (n)), filed on May 27, 2016.

(o)	Reserved.

(p)(1)	Columbia Funds Family Code of Ethics, effective April 14, 2014, is incorporated by reference to Post-Effective Amendment No. 39 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (p)(1)), filed on May 15, 2014.

(p)(2)	Ameriprise Global Asset Management Personal Account Dealing and Code of Ethics Policy, effective December 1, 2015, is incorporated by reference to Post-Effective Amendment No. 49 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (p)(2)), filed on February 19, 2016.

(p)(3)	Dimensional Fund Advisors, L.P. Code of Ethics, effective date January 1, 2016, is incorporated by reference to Post-Effective Amendment No. 50 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (p)(8)), filed on April 28, 2016.

(q)(1)	Trustees Power of Attorney to sign Amendments to this Registration Statement, dated January 31, 2016, is incorporated by reference to Post-Effective Amendment No. 141 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (q)(1)), filed on February 26, 2016.

(q)(2)	Power of Attorney for Michael G. Clarke, dated May 23, 2016, is incorporated by reference to Post-Effective Amendment No. 143 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (q)(2)), filed on May 27, 2016.

(q)(3)	Power of Attorney for Christopher O. Petersen, dated February 16, 2015, is incorporated by reference to Post-Effective Amendment No. 125 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (q)(4)), filed on February 27, 2015.

Item 29. Persons Controlled by or Under Common Control with the Registrant

Columbia Management Investment Advisers, LLC (the investment manager or Columbia Management), as sponsor of the Columbia funds, may make initial capital investments in Columbia funds (seed accounts). Columbia Management also serves as investment manager of certain Columbia funds-of-funds that invest primarily in shares of affiliated funds (the underlying funds). Columbia Management does not make initial capital investments or invest in underlying funds for the purpose of exercising control. However, since these ownership interests may be significant, in excess of 25%, such that Columbia Management may be deemed to control certain Columbia funds, procedures have been put in place to assure that public shareholders determine the outcome of all actions taken at shareholder meetings. Specifically, Columbia Management (which vote proxies for the seed accounts) and the Boards of Trustees of the affiliated funds-of-funds (which votes proxies for the affiliated funds-of-funds) vote on each proposal in the same proportion as the vote of the direct public shareholders vote; provided, however, that if there are no direct public shareholders of an underlying fund or if direct public shareholders represent only a minority interest in an underlying fund, the Fund may cast votes in accordance with instructions from the independent members of the Board.

Item 30. Indemnification

Article VII of the Registrant’s Agreement and Declaration of Trust, as amended, provides that no trustee or officer of the Registrant shall be subject to any liability to any person in connection with Registrant property or the affairs of the Registrant, and no trustee shall be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser or principal underwriter of the Registrant or for the act or omission of any other trustee, all as more fully set forth in the Agreement and Declaration of Trust, which is filed as an exhibit to this registration statement. Article X of the Registrant’s Bylaws provides that each person made or threatened to be made a party to or is involved in any actual or threatened proceeding by reason of the former or present capacity as a trustee or officer of the Registrant or who, while a trustee or officer, is or was serving at the request of the Registrant or whose duties as a trustee or officer involve or involved service as a director, officer, partner, trustee or agent of another organization or employee benefit plan whether the basis of any proceeding is alleged action in an official capacity or in any capacity while serving as a director, officer, partner, trustee or agent, shall be indemnified by the Registrant, under specified circumstances, all as more fully set forth in the Bylaws, which are filed as an exhibit to the registration statement.

Section 17(h) of the Investment Company Act of 1940 (1940 Act) provides that no instrument pursuant to which Registrant is organized or administered shall contain any provision which protects or purports to protect any trustee or officer of Registrant against any liability to Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

The Registrant’s Declaration of Trust provides that nothing in the Declaration of Trust shall protect any trustee or officer against any liabilities to the Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or position with or on behalf of the Registrant and the Registrant’s Bylaws provides that no indemnification will be made in violation of the provisions of the 1940 Act.

Pursuant to the Distribution Agreement, Columbia Management Investment Distributors, Inc. agrees to indemnify the Registrant, its officers and trustees against claims, demands, liabilities and expenses under specified circumstances, all as more fully set forth in the Registrant’s Distribution Agreement, which has been filed as an exhibit to the registration statement.

The Registrant may be party to other contracts that include indemnification provisions for the benefit of the Registrant’s trustees and officers.

The trustees and officers of the Registrant and the personnel of the Registrant’s investment adviser and principal underwriter are insured under an errors and omissions liability insurance policy. Registrant’s investment adviser, Columbia Management Investment Advisers, LLC, maintains investment advisory professional liability insurance to insure it, for the benefit of Registrant and its non-interested trustees, against loss arising out of any effort, omission, or breach of any duty owed to Registrant or any series of Registrant by Columbia Management Investment Advisers, LLC.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Registrant’s organizational instruments or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission (SEC), such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable.

Item 31. Business and Other Connections of the Investment Adviser

To the knowledge of the Registrant, none of the directors or officers of Columbia Management Investment Advisers, LLC (Columbia Management), the Registrant’s investment adviser, or any subadviser to a series of the Registrant, except as set forth below, are or have been, at any time during the Registrant’s past two fiscal years, engaged in any other business, profession, vocation or employment of a substantial nature.

(a)	Columbia Management, a wholly owned subsidiary of Ameriprise Financial, Inc., performs investment advisory services for the Registrant and certain other clients. Information regarding the business of Columbia Management and the directors and principal officers of Columbia Management is also included in the Form ADV filed by Columbia Management with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-25943), which is incorporated herein by reference. In addition to their position with Columbia Management, certain directors and officers of Columbia Management also hold various positions with, and engage in business for, Ameriprise Financial, Inc. or its other subsidiaries.

(b)	Dimensional Fund Advisors, L.P. performs investment management services for the Registrant and certain other clients. Information regarding the business of Dimensional Fund Advisors, L.P. is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s series that are subadvised by Dimensional Fund Advisors, L.P. and is incorporated herein by reference. Information about the business of Dimensional Fund Advisors, L.P. and the directors and principal executive officers of Dimensional Fund Advisors, L.P. is also included in the Form ADV filed by Dimensional Fund Advisors, L.P. with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-16283), which is incorporated herein by reference.

(c)	Threadneedle International Limited performs investment management services for the Registrant and certain other clients. Information regarding the business of Threadneedle International Limited is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s series that are subadvised by Threadneedle International Limited and is incorporated herein by reference. Information about the business of Threadneedle International Limited and the directors and principal executive officers of Threadneedle International Limited is also included in the Form ADV filed by Threadneedle International Limited with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-63196), which is incorporated herein by reference.

Item 32. Principal Underwriter

(a)	Columbia Management Investment Distributors, Inc. acts as principal underwriter for the following investment companies, including the Registrant:

Columbia Acorn Trust; Columbia Funds Series Trust; Columbia Funds Series Trust I; Columbia Funds Series Trust II; Columbia Funds Variable Series Trust II; Columbia Funds Variable Insurance Trust; Columbia Funds Variable Insurance Trust I and Wanger Advisors Trust.

(b)	As to each director, principal officer or partner of Columbia Management Investment Distributors, Inc.

Name and Principal Business Address*	Position and Offices with Principal Underwriter	Positions and Offices with Registrant
William F. Truscott	Chief Executive Officer	Board Member, Senior Vice President

Joseph Kringdon	President and Head of Intermediary Distribution	None

Jeffrey F. Peters	Managing Director and Head of Global Institutional Distribution	None

Dave K. Stewart	Chief Financial Officer	None

Scott R. Plummer	Senior Vice President, Head of Global Asset Management Legal and Assistant Secretary	None

Michael E. DeFao	Vice President, Chief Legal Officer and Assistant Secretary	Vice President and Assistant Secretary

Stephen O. Buff	Vice President, Chief Compliance Officer	None

Paulo Botelho	Vice President – Investor and Intermediary Services	None

Joe Feloney	Vice President – National Sales Manager – U.S. Trust/Private Wealth Management	None

Thomas A. Jones	Vice President and Head of Strategic Relations	None

Gary Rawdon	Vice President – Sales Governance and Administration	None

Leslie A. Walstrom	Vice President and U.S. Head of Marketing	None

Thomas R. Moore	Secretary	None

Paul B. Goucher	Vice President and Assistant Secretary	Senior Vice President, Chief Legal Officer and Assistant Secretary

Tara W. Tilbury	Vice President and Assistant Secretary	Assistant Secretary

Nancy W. LeDonne	Vice President and Assistant Secretary	None

Ryan C. Larrenaga	Vice President and Assistant Secretary	Vice President and Secretary

Joseph L. D’Alessandro	Vice President and Assistant Secretary	Assistant Secretary

Christopher O. Petersen	Vice President and Assistant Secretary	President and Principal Executive Officer

Eric T. Brandt	Vice President and Assistant Secretary	None

Shweta J. Jhanji	Treasurer	None

Michael Tempesta	Anti-Money Laundering Officer and Identity Theft Prevention Officer	None

Kevin Wasp	Ombudsman	None

Kristin Weisser	Conflicts Officer	None

*	The principal business address of Columbia Management Investment Distributors, Inc. is 225 Franklin Street, Boston MA 02110.

(c)	Not Applicable.

Item 33. Location of Accounts and Records

Persons maintaining physical possession of accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder include:

•	Registrant, 225 Franklin Street, Boston, MA, 02110;

•	Board Services Corporation, 901 Marquette Ave. S., Minneapolis, MN, 55402;

•	Registrant’s investment adviser and administrator, Columbia Management Investment Advisers, LLC, 225 Franklin Street, Boston, MA 02110;

•	Registrant’s subadviser, Dimensional Fund Advisors, L.P., 6300 Bee Cave Road, Building One, Austin, TX 78746;

•	Registrant’s subadviser, Threadneedle International Limited, Cannon Place, 78 Cannon Street, London EC4N 6AG, United Kingdom;

•	Former subadviser, Barrow, Hanley, Mewhinney & Strauss, LLC, 2200 Ross Avenue, 31st Floor, Dallas, TX 75201;

•	Former subadviser, Donald Smith & Co., Inc., 152 West 57th Street, 22nd Floor, New York, NY 10019;

•	Former subadviser, Marsico Capital Management, LLC, 1200 17th Street, Suite 1600, Denver, CO 80202;

•	Former subadviser, Metropolitan West Capital Management, LLC, 610 Newport Center Drive, Suite 1000, Newport Beach, CA 92660;

•	Former subadviser, Segall Bryant & Hamill, LLC, 540 West Madison Street, Suite 1900, Chicago, IL 60661;

•	Former subadviser, Turner Investments, L.P., 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312;

•	Registrant’s principal underwriter, Columbia Management Investment Distributors, Inc., 225 Franklin Street, Boston, MA 02110;

•	Registrant’s transfer agent, Columbia Management Investment Services Corp., 225 Franklin Street, Boston, MA 02110; and

•	Registrant’s custodian, JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza, New York, NY 10005.

In addition, Iron Mountain Records Management is an off-site storage facility housing historical records that are no longer required to be maintained on-site. Records stored at this facility include various trading and accounting records, as well as other miscellaneous records. The address for Iron Mountain Records Management is 920 & 950 Apollo Road, Eagan, MN 55121.

Item 34. Management Services

Not Applicable.

Item 35. Undertakings

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, COLUMBIA FUNDS SERIES TRUST II, has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis, and The State of Minnesota on the 28th day of July, 2016.

COLUMBIA FUNDS SERIES TRUST II

By:	/s/ Christopher O. Petersen
Christopher O. Petersen
President